NOTE FORBEARANCE AGREEMENT

This amendment, dated _______, to various Convertible Promissory Notes, the April Senior Note originally dated April 20, 2016, the $53,197 May Senior Note originally dated May 17, 2016, and the November Senior Note originally dated November 1, 2016 (the "Notes"), by and among Zenosense, Inc., as the borrower ("Borrower"), and _______, as the holder ("Holder"), is being entered into as a forbearance arrangement to allow greater time during which the Holder may pay the amounts due under the Notes.  The current maturity date of the April Senior Note is April 19, 2018, and the current maturity date of the $53,197 May Senior Note and the November Senior Note is May 16, 2018, however, the Borrower does not currently have the financial resources to repay the Notes in part or in whole, together with the other financial obligations thereunder. This amendment to the Notes is the agreement of the Holder that it will not demand or expect repayment of any or all of the sums due under the Notes from the date hereof through a period ending April 11, 2019 ("Forbearance Period").  Further, as a point of clarification, all of the provisions of the Notes regarding the rights of the Holder and Borrower will endure during the Forbearance Period as if each day of the Forbearance Period were the Note's Maturity Date, including the Holder's right to convert during the Forbearance Period, the Holder and Borrow agreeing that conversion, in line with the provisions contained in Article 1 of the Notes, may take place on any day during the Forbearance Period.  During the Forbearance Period, the Notes will not be deemed in default because of non-payment of the financial obligations under the Notes. During the Forbearance Period, the Holder also will not take any action to declare the Notes in default for the Borrower's failure to pay the Notes at maturity or otherwise not satisfying its financial obligations under the Notes, or commence or participate in any proceeding to obtain payment of the financial obligations of the Notes premised on a declaration of default of those payment obligations.

Agreed and accepted as of this 12 day of April, 2018

Zenosense, Inc.

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By: Carlos Gil
Position: Chief Executive Officer

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By:
Position: Authorized Signatory